Exhibit 99.1

Investor Contact	Media Contact
Bill Walljasper	Sard Verbinnen & Co
Senior VP & Chief Financial Officer	Paul Caminiti/Andrew Cole/Brooke Gordon
515-965-6505	212-687-8080

Mark Harnett/Charlie Koons

MacKenzie Partners

212-929-5500

CASEY’S ANNOUNCES $500 MILLION RECAPITALIZATION PLAN

Repurchase of Undervalued Casey’s Stock in Highly Accretive Transaction

Will Generate Significant Value for Shareholders

Business Continues to Outperform and Growth Initiatives Remain on Track

Board Rejects Slightly Revised Couche-Tard Offer of $36.75 Per Share as Inadequate

ANKENY, IOWA – July 28, 2010 – Casey’s General Stores, Inc. (“Casey’s” or the “Company”) (NASDAQ: CASY) today announced that its Board of Directors has unanimously approved a $500 million recapitalization plan for the Company and has reaffirmed its strategy to continue to execute upon its growth plan. The recapitalization plan will be executed through a modified “Dutch auction” self tender offer (the “Offer”) for up to $500 million of the Company’s common stock at a price of $38.00 to $40.00 per share, and will be funded by a combination of debt financing and available cash. Casey’s believes that the recapitalization plan:

•	Will generate significant value for Casey’s shareholders;

•	Will be highly accretive to its diluted earnings per share at all prices in the Offer range;

•	Will allow shareholders to continue participating in the Company’s substantial upside; and

•	Is financially prudent given the Company’s strong balance sheet and careful use of capital.

Robert J. Myers, Casey’s President and Chief Executive Officer, said, “We are pleased to announce a $500 million recapitalization plan that will generate significant value and enhanced returns for Casey’s shareholders while allowing us to continue executing on our strategic growth initiatives. The Casey’s Board believes our stock is meaningfully undervalued at recent trading levels and that the Company is underlevered given Casey’s strong balance sheet and consistent cash flow. The repurchase of approximately 25% of Casey’s outstanding shares in this highly accretive transaction is very compelling. Moreover, we are excited about our prospects and our ability to significantly grow our footprint, and expand our new store design and offerings across our store base to drive additional shareholder value.”

Casey’s also announced that its Board unanimously recommends against Alimentation Couche-Tard Inc.’s (“Couche-Tard”) (TSX: ATD.A, ATD.B) slightly revised tender offer to acquire Casey’s for $36.75 per common share (the “Couche-Tard Offer”) as it substantially undervalues Casey’s and is not in the best interests of Casey’s, its shareholders and other constituencies. The Company filed today an amended Schedule 14D-9 with the Securities and Exchange Commission (“SEC”) detailing the reasons for its recommendation against Couche-Tard’s offer.

Myers added, “After careful evaluation, the Casey’s Board unanimously recommends that our shareholders do not tender their shares into Couche-Tard’s inadequate $36.75 per share offer. Our plan to repurchase a substantial portion of Casey’s shares enables us to acquire approximately 25% of the best operator in the convenience store sector – Casey’s – at a very attractive price. On the contrary, Couche-Tard does not believe in the true value of Casey’s, as evidenced by its CEO’s comment in its 2010 Annual Report: ‘When speculators moved [Casey’s] stock above $38 on the day of announcement, we simply knew at that time that we would not be buyers at that level…’”

Myers concluded, “The bottom line is that Casey’s shareholders will receive far more value from our accretive recapitalization plan and the substantial future upside of our growing company than through Couche-Tard’s inadequate, self-serving offer.”

Given Casey’s strong business and careful use of capital, Casey’s believes it will be able to obtain financing for the recapitalization at attractive rates. Casey’s expects that the recapitalization plan will not interfere with its ability to pursue its strategic growth plan. Casey’s will also still have the financial flexibility to pursue other value-creating opportunities available to the Company. Casey’s has no plans to change its current quarterly dividend, which was recently increased to $0.10 per share and is payable on August 16, 2010 to shareholders of record on August 2, 2010. Casey’s will have post-recapitalization debt levels that compare favorably to peer companies in the sector and minimal rental expense.

Additional Details Regarding Casey’s Recommendation Against Revised Couche-Tard Offer

After careful analysis in consultation with its legal and financial advisors, the Casey’s Board believes that Couche-Tard’s Offer, even as revised, substantially undervalues Casey’s and recommends Casey’s shareholders not to tender into Couche-Tard’s offer.

In Casey’s 14D-9 filed today, the Company notes that its industry-leading performance, significant growth opportunities, strong balance sheet and exceptional management and employees can create far greater value for shareholders than is reflected in the Couche-Tard Offer. This value will be further enhanced by the recapitalization plan announced today. The Casey’s Board believes that Couche-Tard’s $36.75 per share offer undervalues the Company and is an attempt to take the substantial current and future value at Casey’s that rightly belongs to Casey’s shareholders.

Couche-Tard’s Offer does not take into account Casey’s strong recent performance and continuing momentum:

•

Casey’s fiscal 2010 performance and year-to-date results underscore the Company’s strong future prospects and ability to create far greater value for shareholders than reflected in the Couche-Tard Offer price. Casey’s reported a record fiscal 2010 and expects to build on its positive momentum in 2011. The Company increased fiscal 2010 EPS 36% over the previous fiscal year and maintained its industry-leading margins.

•

The research analysts that cover Casey’s included in the Reuters consensus estimates have increased their EPS estimates for Casey’s by an average of 11% since April 8, 2010, the day before Couche-Tard first made its proposal public.

•

Casey’s impressive performance has continued into fiscal 2011, as evidenced by its strong June same-store sales results amidst a still challenging economic environment and one of the wettest Junes on record in its marketing region. Casey’s reported both strong gas volume increases and above-goal gas margins for the June period, as well as positive inside same-store sales growth and a strong customer count.

•

Casey’s inside same-store sales performance has been positive for 26 consecutive quarters, averaging 5.9% for the five fiscal years ended April 30, 2010 versus the convenience store peer average of 3.5% for the comparable fiscal period. The Company expects inside same-store sales growth to trend favorably over the remainder of the 2011 fiscal year.

•

Casey’s stock price has consistently outperformed its peer group and the broader market. In the three year period prior to the public announcement of the Couche-Tard offer, Casey’s stock increased 24% while the convenience store peer group experienced an average decrease of 46% and the S&P 500 decreased 18%.

In addition, Casey’s is continuing to seize significant growth opportunities including the expansion of its business and geographic footprint through strategic acquisitions and new store openings, improved store economics from its new store design, store replacement and remodel program and its proven ability to successfully implement price increases. The Company benefits substantially from its highly differentiated business model which is focused on developing a loyal customer base among predominantly smaller communities as well as the strength and stability of its high-margin proprietary prepared food program and the efficiencies from its unique and strategically complementary self-distribution system.

Moreover, Casey’s is widely recognized as a best-in-class retailer, supported by its industry-leading inside-sales margins, double-digit annual EPS growth over the five fiscal years ended April 30, 2010, and track record of returning value to shareholders through a dividend which has increased at a compounded annual growth rate of 17.3% over the past five fiscal years.

Casey’s believes that Couche-Tard is trying to buy U.S. companies on the cheap, and Couche-Tard has stated that convenience store operators are undervalued. As Couche-Tard’s CFO has said: “It’s just good for the M&A environment. It’s exactly what we did not have in the past two years, that didn’t allow us to be able to close good deals.” (National Post, March 10, 2010). Despite receiving a low tender count in its original offer and the continued strength of Casey’s business, Couche-Tard only raised its offer by seventy-five cents. The Couche-Tard offer represents a low control premium – 16% to Casey’s closing stock price the day before Couche-Tard publicly disclosed its original proposal on April 9, 2010 and only a slight increase over Couche-Tard’s original offer, which represented a premium of 14%.

Additionally, Couche-Tard is continually making misleading statements and engaging in questionable behavior regarding its offer and Casey’s. For example:

•

In an effort to imply a higher control premium than is truly represented in its revised offer, Couche-Tard has claimed that, absent its original offer, Casey’s stock would have declined along with the S&P 500 Index and the S&P Retail Index. In fact, Casey’s stock price has consistently outperformed both indexes on a historical basis, and its U.S. sector peers have also outperformed both indexes since Couche-Tard made its original proposal public on April 9, 2010.

•

Couche-Tard continues to inaccurately portray the trailing EBITDA multiple implied by its offer. The acquisition multiple implied in the $36.75 per share offer remains unchanged at 7.0x LTM EBITDA, not 7.2x LTM EBITDA as claimed by Couche-Tard. Couche-Tard inaccurately stated that the EBITDA multiple of its original offer was 7.4x.

•

As previously announced, Casey’s has filed a complaint against Couche-Tard alleging a market manipulation scheme perpetrated by Couche-Tard in an attempt to acquire all outstanding shares of Casey’s stock at an artificially deflated price. As described in the complaint, shortly after Couche-Tard made public its offer of $36.00 per share on April 9, Couche-Tard sold almost all of its Casey’s shares (approximately 3.9% of the issued shares of Casey’s) at an average price of $38.43 per share — reaping millions of dollars of profit by trading on the market’s reaction to its own announcement and artificially depressing the run up in Casey’s stock price that otherwise would have followed Couche-Tard’s announcement of its takeover bid.

•

Couche-Tard has also mischaracterized the employment agreements for Casey’s management and Board. The facts are clear. First, all of the change-of-control agreements with Mr. Myers and the other officers were entered into years before Couche-Tard made its offer, and the recent updates were not prompted by the Couche-Tard offer. Second, the new employment agreement with Mr. Myers, which replaced his existing agreement, was entered into to extend the term of Mr. Myers’ employment with Casey’s. The new employment agreement was not prompted by Couche-Tard’s offer, and in fact the terms of the agreement were under discussion prior to

Couche-Tard making any offer for Casey’s. The changes in the other agreements with the officers were made in response to federal tax law changes under IRC Section 409A (allowing severance payments to be withheld until six months following termination) and to provide that severance payments are triggered upon the occurrence of a change in control rather than the shareholder approval of a change in control. Third, the dollar amounts of the severance packages did not change. The change of control provisions in the amended agreements are no more favorable to the officers, including Mr. Myers, than the terms in their then-existing agreements.

Casey’s encourages shareholders to focus on the true value proposition before them and not be misled by Couche-Tard’s inaccurate statements. The Company believes the facts are clear – the Couche-Tard offer is a lowball attempt to take the significantly greater value that Casey’s will deliver through its ongoing strategic initiatives and recapitalization plan.

Additional Details About Casey’s Modified “Dutch Auction” Tender Offer

As previously noted, Casey’s will commence a modified “Dutch auction” self tender offer for up to $500 million of Casey’s common stock at a price of $38.00 to $40.00 per share. The minimum price of the Offer reflects a 4.1% premium over the closing price of $36.50 on July 27, 2010, the last full trading day prior to the announcement. The Offer is expected to commence tomorrow, July 29, and therefore would expire on August 25 at 12:00 midnight New York City time, unless extended.

If the number of shares tendered at or below the determined per share price totals more than $500 million, Casey’s will purchase shares tendered at or below the determined price on a pro rata basis, as will be specified in the Offer to Purchase that will be distributed to shareholders.

The tender offer will proceed by way of a modified “Dutch auction,” whereby Casey’s shareholders may tender all or a portion of their common shares at a price range of $38.00 to $40.00 per share. Based on the number of shares tendered and the prices specified by the tendering shareholders, the Company will determine the lowest price per share within the range at which the Company can purchase up to $500 million of its common stock or such lesser number of shares as are properly tendered and not properly withdrawn. All common shares purchased by the Company will be purchased at the same price. If the Offer is fully subscribed, then $500 million of common stock will be repurchased, representing approximately 24.5% to 25.8% of the 50.97 million shares outstanding as of July 23, 2010. Specific instructions and an explanation of the terms and conditions of the Offer are being mailed to Casey’s shareholders. The Offer is subject to the completion of the debt financing, as well as other customary conditions.

The Board of Directors believes that the Offer will provide shareholders with the opportunity to tender their shares and thereby receive a return of capital if they so elect, without potential disruption to the share price and the usual transaction costs associated with market sales. Alternatively, shareholders may elect not to participate in the Offer and thereby to increase their percentage ownership of Casey’s following the completion of the Offer and benefit from the enhanced earnings per share that are expected to result from the Offer.

Casey’s directors and executive officers have advised the Company that they do not intend to tender any of their shares in the Offer.

MacKenzie Partners will serve as information agent for the tender offer. Shareholders with questions, or who would like to receive additional copies of the tender offer documents when they are available, may call MacKenzie Partners at 212-929-5500 or 1-800-322-2885.

Goldman, Sachs & Co. is acting as financial advisor to Casey’s, and Cravath, Swaine & Moore LLP and Ahlers & Cooney, PC are providing legal advice.

Important Information

In response to the tender offer commenced by Alimentation Couche-Tard, Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s will file with the SEC and mail to its shareholders a proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the proxy statement relating to the 2010 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders will be able to obtain a free copy of the proxy statement and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the proxy statement and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Additional Information

This communication is for informational purposes only and is neither an offer to purchase nor the solicitation of an offer to sell any securities. Casey’s will file an issuer tender offer statement on Schedule TO and related exhibits regarding its self-tender offer for up to $500 million in value of shares of Casey’s common stock with the SEC. Investors and security holders are urged to read the issuer tender offer statement and related exhibits and any other documents filed with the SEC with respect to Casey’s self tender offer because they contain important information, when they become available. Investors and security holders will be able to obtain a free copy of the issuer tender offer statement and the related exhibits as well as any other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the issuer tender offer statement and the related exhibits and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants

Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its proxy statement for the 2009 Annual Meeting of Shareholders, which was filed with the SEC on August 10, 2009. To the extent holdings of Casey’s securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting of

Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2010 Annual Meeting of Shareholders when it is filed by Casey’s with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements

This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements. We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that we will incur to purchase shares of our common stock in our self tender offer; the price at which we ultimately determine to purchase shares of our common stock in our self tender offer and the number of shares tendered in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC. We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations. We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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